EXHIBIT 10 (d)

THE INTERPUBLIC GROUP OF COMPANIES, INC.
1997 PERFORMANCE INCENTIVE PLAN
("the Plan")

1997 PLAN OPTION CERTIFICATE

THIS DOCUMENT IS IMPORTANT AND SHOULD BE KEPT IN A SAFE PLACE

THIS IS TO CERTIFY that, on the date shown below, an Option was granted, subject to the Rules of the above-mentioned Plan, to the under-mentioned to subscribe at the Exercise Price stated below the number of shares of Common Stock of The Interpublic Group of Companies, Inc. specified below.

Grantee: Name	J. Brendan Ryan

Date of Grant:	August 23, 2001

Number of shares of Common Stock Subject to the Option: 100,000

Exercise Price per share: $27.525

Option Expiration Date: August 23, 2011

The Option may not be exercised in any part for a period of three years from the date of granting hereof. Thereafter the Option shall be exercisable in three annual installments. The first installment shall be for 40% of the number of shares covered by the Option. Each succeeding installment shall be for 30% of the number of shares covered by the Option. The first installment may be exercised on or after the third anniversary date hereof, and each of the two additional installments may be exercised on or after each successive anniversary date. To the extent that any installment hereof has become exercisable, it may be exercised at any time prior to the expiration of the Option as provided in the attached Exhibit A.

IN WITNESS WHEREOF this Certificate was duly executed this 23rd day of August, 2001 by THE INTERPUBLIC GROUP OF COMPANIES, INC. by the affixing of its common seal in the presence of : -

Senior Vice President	/s/ C. KENT KROEBER
C. KENT KROEBER

Secretary	/s/ NICHOLAS J. CAMERA
NICHOLAS J. CAMERA

Grantee:    J. BRENDAN RYAN
                   J. BRENDAN RYAN
                             (Signature)
(5/19/97)

THE INTERPUBLIC GROUP OF COMPANIES, INC.

1997 Performance Incentive Plan

EXHIBIT A

                         OPTION CERTIFICATE between The Interpublic Group of Companies, Inc. (hereinafter called the "Corporation"), and the individual whose name appears on the document to which this Option Certificate is attached (hereinafter called the "Cover Document"), such individual being an employee of the Corporation or one or more of its subsidiaries (hereinafter called the "Grantee");

                         PURSUANT TO and under all the terms and conditions of THE INTERPBULIC GROUP OF COMPANIES, INC. 1997 PERFORMANCE INCENTIVE PLAN (hereinafter called "the Plan"), the Corporation offers the Grantee an opportunity to purchase shares of the Common Stock of the Corporation on the following terms and conditions:

                         1.  The Corporation hereby irrevocably grants to the Grantee the right and option (hereinafter called the "Option") to purchase from the Corporation an aggregate of that number of shares of the Common Stock of the Corporation shown on the Cover Document in accordance with all the terms and conditions of the Plan and this Agreement.

                         2.  The purchase price of said shares is shown in the Cover Document. All issue and transfer taxes upon the sale of shares pursuant to the exercise of all or any part of the Option and all fees and expenses incident thereto shall be paid by the Corporation.

                         3.  The term of the Option shall be for a period of ten years from the date as of which the Option is granted, subject to earlier termination as provided herein.

                         4.  Except as provided in paragraphs 5 and 9, the Option may not be exercised until the date on the Cover Document.

                         5.  In the event of a change of control of the Corporation, as defined in Article III(c) of the Plan, the Option may be exercised for all of the shares covered by the Option (except to the extent already exercised), notwithstanding the installment provisions set forth in the Cover Document.

                         6.  An installment of the Option when exercisable may be exercised at one time or from time to time except that such partial exercise of the installment shall be for 50 shares or a multiple thereof, or for all the remaining shares thereunder, whichever is the lesser.

(1997 Performance Incentive Plan)

                         7.  The purchase price of the shares as to which the Option shall be exercised shall be paid in full in cash, or (as permitted by the Corporation) with the use of corporate stock at the time of the exercise. If payment is made by check or draft, such check or draft must be drawn on a bank located in the United States of America.

                         8.  This Option is not transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of the Grantee, this Option may be exercised only by the Grantee.

                         9.  The following provisions shall govern the vesting of stock options where the Grantee terminates employment before fully vesting in the award:

                         (A)  If a Grantee terminates employment by reason of disability or death, the Grantee shall vest, upon such termination, in a pro rata fraction of the unvested portion of the award, determined by multiplying (a) the ratio of (i) the number of months the Grantee was employed from the date of grant to the date of termination to (ii) the total number of months from the date of grant to the date on which the Grantee would have been fully vested in the award by (b) the total number of unvested shares covered by the award.
(i) If the Grantee's cessation of employment is due to disability, he may, at any time within three years after such cessation of employment, exercise the Option as set forth above.

(ii) If the Grantee dies while in the employment of the Corporation (or within three years after having ceased to be employed by the Corporation owing to his or her disability) and without having fully exercised the Option, the executors or administrators or legatees or distributees of his estate shall have the right, during the one-year period following his death, to exercise the Option in the manner described above.

                         (B)  Except as provided in paragraph (C) below, if the employee's employment is involuntarily terminated by the Company other than for cause at least one year after the date of grant, the employee shall vest, upon such termination, in a pro rata fraction of the unvested portion of the award, determined by multiplying (a) the ratio of (i) the number of months the employee was employed from the date of grant to the date of termination to (ii) the total number of months from the date of grant to the next date on which the employee would have become vested in an additional portion of the award by (b) the number of unvested shares that were scheduled to become vested on such date.

                         (C)  If an employee continues in employment following receipt of a Notice of Termination of Employment or continues to be classified as an employee (as an Employee Consultant or otherwise) during a period of reduced work responsibilities or during a period specified by a negotiated settlement with the employee, the Grantee shall continue to vest during such period in accordance with the vesting schedule that applies to the award.

If a Grantee, who was at least age 50 with at least 5 but less than 20 years of service on the date of a stock option grant, voluntarily retires at least one year after the date of grant, the Grantee shall vest in a pro rata fraction of the unvested portion of the option determined by multiplying (a) the ratio of (i) the number of months the Grantee was employed from the date of grant to the date of retirement to (ii) the total number of months from the date of grant to the next date on which the Grantee would have become vested in an additional portion of the option by (b) the portion of the option that was scheduled to become vested on such date; provided that the ratio in clause (a), above, shall not be less than 50%.

                         (E)  If a Grantee, who was at least age 50 with at least 20 years of service on the date an option is granted, voluntarily retires or becomes disabled, the Grantee shall be 100% vested in the option so long as at least one year has passed since the date of grant. In the event of the Grantee's death, the executors or administrators or legatees or distributees of his estate shall have the right, during the one-year period following his death, to exercise the Option in the manner described above.

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If the Grantee's employment is terminated for any reason other than those identified in the preceding paragraphs (such as a termination for cause), the unvested portion of the award shall be immediately forfeited. To the extent such Option is vested in accordance with the terms of the Option and the Plan, the Grantee (or, following the Grantee's death, the Grantee's beneficiary or personal representative) may exercise any Option held by the Grantee at the time of such termination, for a period of three months following such termination.

In no event shall an Option be exercisable more than ten years from the date it was granted.

                         10.  The Grantee shall not have voting or dividend rights or any other rights of a stockholder in respect to any shares of Common Stock covered by this Option prior to the time that his name is recorded on the stockholder ledger of the Corporation as the holder of record of such shares acquired pursuant to an exercise of the Option.

                         11.  Subject to the terms and conditions of the Plan and of this Agreement, any exercise of this Option shall be by written notice delivered to the President or the Secretary of the Corporation, at its principal office, which is now located at 1271 Avenue of the Americas, Rockefeller Center, New York, New York 10020. Such written notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of said shares, whereupon the Corporation shall deliver a certificate or certificates representing said shares as soon as practicable. Unless there has been an effective registration of the securities offered under the Plan pursuant to the Securities Act of 1933, upon exercise of the Option the Grantee shall also furnish a statement in writing that the shares are being acquired for investment purposes and not with a view to their sale or distribution, as required by the Plan.

                         12.  This option shall not be treated as an incentive stock option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended from time to time or any successor provision.

                         13.  All words and phrases used herein shall have the same meaning as in the Plan, and all provisions, terms and conditions of the Plan not herein specifically set forth are incorporated herein by reference.

(7/1/00)